                Written Statement of the Chief Financial Officer
                           Pursuant to 18 U.S.C. "1350

Solely for the purposes of complying with 18 U.S.C. "1350, I, the undersigned
Chief Financial Officer of Seaview Video Technology Inc. (the "Company"), hereby certify, based on my knowledge, that Quarterly Report on Form 10-QSB of the
Company for the quarter ended June 30, 2002 (the "Report") fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934 and
that information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Douglas Bauer
January 24, 2003